Calculation of Filing Fee Tables
S-1
Peace Acquisition Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary Shares, $0.0001 par value included as part of the Units	Other	6,900,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	2	Equity	Rights included as part of the Units	Other	6,900,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Ordinary Shares underlying the Rights included as part of the Units	Other	690,000	$ 10.00	$ 6,900,000.00	0.0001381	$ 952.89
Fees to be Paid	4	Equity	Warrants included as part of the Units	Other	6,900,000	$ 0.00	$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	Ordinary Shares underlying the Warrants included as part of the Units	Other	6,900,000	$ 11.50	$ 79,350,000.00	0.0001381	$ 10,958.23
Fees Previously Paid	6	Other	Units, each consisting of one Ordinary Share, $0.0001 par value, and one right to receive one-fifth of one Ordinary Share and one Redeemable Warrant	Other	6,900,000	$ 10.00	$ 69,000,000.00		$ 9,528.90
Fees Previously Paid	7	Equity	Ordinary Shares underlying the Rights included as part of the Units	Other	690,000	$ 10.00	$ 6,900,000.00		$ 952.89
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 162,150,000.00		$ 22,392.91
			Total Fees Previously Paid:						$ 10,481.79
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 11,911.12
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[2]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[3]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

[4]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. No fee pursuant to Rule 457(g).

[5]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

[6]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Represents 6,900,000 units, including 6,000,000 units to be issued in the offering and up to 900,000 units which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, each consisting of one Ordinary Share, one right entitling the holder to receive one-fifth of one Ordinary Share and one redeemable warrant entitling the holder to purchase one Ordinary Share.

[7]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date